Exhibit 99.1

InterSearch Announces Third Quarter 2006 Results

SAN FRANCISCO—November 9, 2006—InterSearch Group, Inc. (AMEX:IGO), a leading provider of Internet search services and operator of industry specific destination portals such as: www.irs.com, www.banks.com and www.camps.com, today reported financial results for the third quarter ended September 30, 2006.

Third Quarter 2006 Consolidated Financial Results:

•	Third quarter revenue was $4.8 million, a 2% increase relative to the $4.7 million reported in the third quarter of 2005;

•	Gross margins were 48%, in line with the third quarter a year ago;

•	Operating income was $0.4 million as compared to $0.7 million for the same quarter of fiscal 2005;

•	GAAP[1] earnings available to common stockholders were $0.1 million or $.00 per diluted share as compared to net earnings of $0.4 million or $.01 per diluted share in the third quarter of 2005;

•	Cash flows from operations were $0.8 million for the three months ended September 30, 2006;

•	Earnings before interest, taxes, depreciation and amortization (EBITDA) was $0.7 million.[2]

[1]	Generally accepted accounting principles in the United States of America.
[2]	EBITDA is a non-GAAP financial measure. This measure may be different from non-GAAP financial measures used by other companies. We encourage investors to review the section below entitled “Non-GAAP Financial Measures” and to review the reconciling adjustments between the GAAP and non-GAAP measures attached to this press release.

“As we anticipated, the third quarter results as compared to our second quarter results were negatively impacted by seasonal trends inherent in our business. Recent acquisitions, including travel-related domains, will start impacting our revenues in 2007 and are expected to gradually alleviate the pronounced seasonality that we saw this quarter,” said InterSearch CFO, Gary Bogatay.

“We believe our performance in the fourth quarter of 2006 will reflect seasonally stronger online traffic and better traffic conversion rates, which are typical for the holiday season,” continued Gary Bogatay.

Gross margins declined sequentially from 63% in the second quarter of 2006. The decline in gross margins during the third quarter was primarily attributable to lower revenue contribution from www.irs.com, and higher contribution from the domain parking business, Parking Dots.

During the quarter the Company saw an increase in sales, general and administrative expense of approximately $434,000. This was driven by costs associated with the process of listing the Company’s common stock on the American Stock Exchange, higher amortization expense due to recent acquisitions, and necessary investments in infrastructure to accommodate the anticipated revenue growth.

Third Quarter Business Highlights

•	Commenced trading on the American Stock Exchange under the ticker symbol IGO.

•	Completed the acquisition of a premium finance-related domain, www.banks.com.

•	Closed a $7 million non-convertible debt financing.

•	Generated approximately 21 million paid clicks as compared to 18 million in the third quarter of 2005.

“This quarter we achieved significant progress in streamlining our balance sheet and capital structure, and providing enhanced liquidity to our shareholders,” said InterSearch Chairman and CEO, Dan O’Donnell. “In July, InterSearch completed a $7 million non-convertible debt financing and used part of the proceeds to buy back common stock which was subject to mandatory redemption by August 12, 2006. In October, our common stock was approved for listing and began trading on the American Stock Exchange”

Added Dan O’Donnell, “We continued expanding our portfolio of category-level domains by acquiring www.banks.com. This property is a great fit for our initiatives in the finance vertical and is already generating interest from advertisers and our network partners.”

Business Outlook

InterSearch is currently observing a quiet period. During the quiet period, InterSearch representatives will not provide further comment on InterSearch’s business outlook or financial expectations in InterSearch’s earnings releases nor will InterSearch hold conference calls to discuss its quarterly results.

About InterSearch Group, Inc.

InterSearch is a leading provider of Internet search services through a combination of traffic aggregation and proprietary websites, such as www.irs.com, www.banks.com and www.camps.com. The Company operates in the fastest growing segments of Internet commerce including paid search, direct navigation and online marketing driving high quality traffic to advertisers and providing users with quick access to pertinent products and services. Through its InterSearch Corporate Services division, the Company also provides Internet related technology Professional Services to large corporations, predominantly to the Financial Services industry. InterSearch is headquartered in San Francisco, California at 222 Kearny Street, Suite 550, and can be reached via telephone at 415-962-9700. More information about InterSearch Group, Inc. can be found at: www.InterSearch.com.

Forward Looking Statements

This press release contains forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995 that involve substantial risks and uncertainties, including statements regarding our expected financial results for the fourth quarter of 2006. Forward-looking statements, which are based on management’s current expectations, are generally identifiable by the use of terms, such as “anticipates,” “believes,” “could,” “estimates,” “expects,” “intends,” “may,” “plans,” “possible,” “potential,” “predicts,” “projects,” “should,” “would” and similar expressions. The potential risks and uncertainties that could cause actual results to differ materially from those expressed or implied herein include, among others, the Company’s relationships with its current and future advertising and distribution network partners, the Company’s ability to achieve anticipated results from acquisitions, and market development of Internet advertising and paid search services. Further information on the factors that could affect the Company’s financial results is included in the Company’s SEC filings, including the most recent registration statement filed with the SEC under the heading “Risk Factors.” Except as required by law, InterSearch Group assumes no obligation to update these forward-looking statements publicly, even if new information becomes available in the future.

Non-GAAP Financial Measures

This press release includes the following financial measure defined as non-GAAP financial measure by the Securities and Exchange Commission: EBITDA (earnings before interest, tax, depreciation and amortization. The presentation of this financial information is not intended to be considered in isolation or as a substitute for the financial information prepared and presented in accordance with generally accepted accounting principles. See “Reconciliation of GAAP Net Earnings to Earnings Before Interest, Taxes, Depreciation and Amortization (EBITDA)” table included in this press release for further information regarding these non-GAAP financial measures.

InterSearch’s management evaluates and monitors performance for InterSearch primarily through earnings before interest, income taxes, depreciation and amortization (“EBITDA”). In addition, EBITDA is presented because management believes it is frequently used by securities analysts, investors and others in the evaluation of companies. EBITDA is calculated by adding income taxes, interest expense, depreciation and amortization to net earnings. EBITDA is not defined under GAAP and should not be considered in isolation or as a substitute for net earnings and other consolidated earnings data prepared in accordance with GAAP or as a measure of InterSearch’s profitability.

CONTACT:

Investor Relations

Kate Sidorovich, 415-962-9780

ksidorovich@intersearch.com

SOURCE: InterSearch Group, Inc.

INTERSEARCH GROUP, INC. AND SUBSIDIARIES

Consolidated Statements of Earnings

(In thousands, except share and per share data)

(Unaudited)

	Three Months Ended September 30,
	2006	2005
Revenues:
Internet search services	$4,231	3,922
Corporate services	585	778

Total revenues	4,816	4,700

Cost of revenues:
Traffic acquisition cost	2,096	1,836
Cost of consulting services	397	599

Total cost of revenues	2,493	2,435

Gross profit	2,323	2,265

Operating expenses:
Sales and marketing expense	188	330
General and administrative expense	1,766	1,190

Total operating expenses	1,954	1,520

Earnings from operations	369	745
Interest expense	210	44

Earnings before income taxes	159	701
Income taxes	79	173

Net earnings	80	528
Preferred stock dividends	—	168

Net earnings available to common stockholders	80	360

Basic earnings per share	—	0.02

Diluted earnings per share	—	0.01

Unaudited proforma tax and loss available to common stockholders and per share information for S Corporation periods
Net earnings available to common stockholders		360
Proforma income tax expense adjustment		32

Proforma net earnings		328

Proforma basic earnings per share		0.02

Proforma diluted earnings per share		0.01

INTERSEARCH GROUP, INC. AND SUBSIDIARIES

Consolidated Statements of Earnings

(In thousands, except share and per share data)

(Unaudited)

	Nine Months Ended September 30,
	2006	2005
Revenues:
Internet search services	$17,221	10,413
Corporate services	2,051	2,168

Total revenues	19,272	12,581

Cost of revenues:
Traffic acquisition cost	5,913	5,053
Cost of consulting services	1,464	1,648

Total cost of revenues	7,377	6,701

Gross profit	11,895	5,880

Operating expenses:
Sales and marketing expense	689	666
General and administrative expense	5,624	3,554

Total operating expenses	6,313	4,220

Earnings from operations	5,582	1,660
Interest expense	246	110
Loss on derivative instrument	19	—

Earnings before income taxes	5,317	1,550
Income taxes	2,176	608

Net earnings	3,141	942
Preferred stock dividends	—	496

Net earnings available to common stockholders	3,141	446

Basic earnings per share	.12	.03

Diluted earnings per share	$.11	.02

Unaudited proforma tax and earnings available to common stockholders and per share information for S Corporation period
Net earnings available to common stockholders		$446
Proforma income tax expense adjustment		32

Proforma net earnings		414

Proforma basic earnings per share		.02

Proforma diluted earnings per share		$.02

INTERSEARCH GROUP, INC. AND SUBSIDIARIES

Consolidated Balance Sheets

(In thousands, except share and per share data)

	September 30, 2006	December 31, 2005
	(Unaudited)
Assets

Current assets:
Cash	$645	576
Accounts receivable	3,369	3,206
Prepaid expenses and other	518	227
Deferred income taxes	22	—

Total current assets	4,554	4,009

Office equipment, net	1,131	257
Debt issuance costs, net	664	—
Patents and trademarks, net	85	71
Domains, net	13,651	12,694
Goodwill	573	573
Deferred income taxes	505	554

Total Assets	$21,163	18,158

Liabilities and Stockholders’ Equity

Current liabilities:
Revolving line of credit	629	726
Accrued liabilities	1,540	1,831
Accounts payable	1,638	1,226
Deferred revenue	—	300
Deferred income taxes	—	89
Note payable	—	1,540
Common stock subject to mandatory redemption	—	6,150
Common stock warrants	—	3,264

Total current liabilities	3,807	15,126

Notes payable, net of discount	6,537	—

Total Liabilities	10,344	15,126

Stockholders’ equity:
Preferred Stock	—	—
Common Stock	25	25
Additional paid-in capital	8,635	4,054
Retained earnings (accumulated deficit)	2,159	(982)
Notes receivable for common stock issued	—	(65)

Total stockholders’ equity	10,819	3,032

Total liabilities and stockholders’ equity	$21,163	18,158

INTERSEARCH GROUP, INC. AND SUBSIDIARIES

Reconciliation of GAAP Net Earnings to Earnings Before

Interest, Taxes, Depreciation, and Amortization (EBITDA)

(In thousands)

(Unaudited)

	Three Months Ended September 30,
	2006	2005
Net earnings available to common stockholders	$80	360
Preferred Stock Dividends	—	168

Net earnings	80	528
Income taxes	79	173

Earnings before income taxes	159	701
Interest expense	210	44

Earnings from operations	369	745
Depreciation	55	29
Amortization	236	—

Earnings before interest, taxes, depreciation, amortization (EBITDA)	$660	$774

	Nine Months Ended September 30,
	2006	2005
Net earnings available to common stockholders	$3,141	446
Preferred Stock Dividends	—	496

Net earnings	3,141	942
Income taxes	2,176	608

Earnings before income taxes	5,317	1,550
Interest expense	246	110

Earnings from operations	5,563	1,660
Depreciation	129	83
Amortization	722	—

Earnings before interest, taxes, depreciation, amortization (EBITDA)	$6,414	$1,743